Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

The Sponsors and Trustee of Equity Investor Fund, Healthcare Trust 2001 Series A, Defined Asset Funds:

We consent to the use in Amendment No. 1 to Registration Statement No. 333-53950 on Form S-6 of our report dated January 24, 2001, relating to the statement of condition of Equity Investor Fund, Healthcare Trust 2001 Series A, Defined Asset Funds and to the reference to us under the heading "How The Fund Works—Auditors" in the Prospectus which is a part of this Registration Statement.

DELOITTE & TOUCHE LLP
 New York, NY
January 24, 2001